NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This Non-Competition and Non-Solicitation Agreement (this “Agreement”) is between the employee identified in the signature block below (“Employee”) and UDC, Inc., a New Jersey corporation with a place of business at 375 Phillips Blvd., Ewing, New Jersey 08618, together with its affiliates (collectively, “UDC”).

WHEREAS, Employee acknowledges and agrees that UDC is engaged in the highly competitive business of research, development and commercialization of organic light emitting diode (OLED) technologies and materials, which business activity is worldwide in scope; and

WHEREAS, in the course of performing his or her duties for UDC, Employee has been and will continue to be given access to confidential, proprietary and trade secret information and materials of UDC, which items are highly sensitive and important to the business of UDC; and

WHEREAS, this Agreement is designed to protect UDC from the unauthorized disclosure or use of such information and materials, as well as to protect UDC from unfair competition in the OLED marketplace; and

WHEREAS, as consideration for entering into this Agreement, UDC has offered Employee incentive compensation in the form of immediately vesting shares of Universal Display Corporation common stock.

NOW, THEREFORE, in accordance with the foregoing, UDC and Employee, intending to be legally bound, hereby agree as follows:

1. Non-Competition with UDC for a Limited Period.  Employee agrees that during the period of Employee’s employment by UDC, and for a period of one (1) year after separation of employment for any reason, Employee shall not, directly or indirectly, become employed by or provide any services, whether as an independent contractor or otherwise, for any person or entity where such person or entity will directly or indirectly compete with UDC, or which are intended to directly or indirectly compete with UDC, if any of Employee’s duties, responsibilities or activities for or with such other person or entity would involve Employee’s research, development or commercialization of OLED technologies or materials, and such duties, responsibilities or activities would be the same as or substantially similar to those that Employee conducts, has conducted, or will conduct in the future on behalf of UDC.

2. Non-Solicitation of UDC Employees.  Employee agrees that during the period of Employee’s employment by UDC, and for a period of two (2) years after separation of employment for any reason, Employee shall not, directly or indirectly: (a) employ or retain any employee of UDC, whether as an independent contractor, consultant or otherwise; or (b) solicit, contact or communicate with, or encourage or assist any other person or entity to solicit, contact or communicate with, any employee of UDC for the purpose of causing such employee to leave the employ of UDC, or to become employed or retained by another person or entity, whether as an independent contractor, consultant or otherwise.  The term “employees” in this paragraph means any persons who were employed by UDC as of the date of Employee’s separation of employment, or within the one (1) year period prior to such date.

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3. Non-Solicitation of UDC Customers.  Employee agrees that during the period of Employee’s employment by UDC, and for a period of two (2) years after separation of employment for any reason, Employee shall not, directly or indirectly solicit, contact or communicate with any of UDC’s private or public sector licensees, suppliers, customers, development partners, evaluation partners or joint venturers (collectively “business clients”) with whom Employee had a business relationship or business dealings during his or her employment at UDC for the purpose of encouraging or causing such business client(s) to reduce, modify or cease doing business with UDC, or to utilize the technology, materials or services of any other person or entity in lieu of those of UDC.  The term “business client” in this paragraph means any business client of UDC as of the date of Employee’s separation of employment, or within the one (1) year period prior to such date.

4. Disclosure, Notice and Notification Obligations.  In order to ensure compliance with the terms of this Agreement, Employee acknowledges and agrees that if Employee seeks employment or an independent contractor or consulting relationship with another person or entity within one (1) year following his or her separation of employment for any reason, Employee shall, prior to accepting an oral or written offer of employment, disclose to the person or entity the obligations and restrictions described in paragraphs one through three of this Agreement.  Employee acknowledges, agrees and authorizes UDC to advise any person or entity with whom Employee accepts or may accept employment, or with whom Employee enters or may enter into an independent contractor or consulting relationship, of the existence and terms of Employee’s obligations and restrictions under this Agreement.

5. Injunction for Breach; Enforcement; Attorneys’ Fees.  In the event of a breach or threatened breach of any provision of this Agreement, UDC shall be entitled to seek from a court of competent jurisdiction a temporary restraining order, preliminary injunction, permanent injunction, and/or any other form of equitable relief without the requirement of posting a bond or other security.  These rights and remedies shall be in addition to any other legal and equitable rights and remedies, including compensatory and punitive damages, UDC may have for any breach or threatened breach of this Agreement, for any violation of UDC’s rights or Employee’s duties or obligations to UDC under this Agreement or otherwise, or for any other violation of law.  It is further agreed that in any judicial proceeding brought by UDC for a breach or threatened breach of this Agreement, the prevailing party shall be entitled to be reimbursed by the other party for its reasonable attorneys’ fees, expenses and costs.

6. Limited Enforcement by UDC; Partial Invalidity; Severability.  UDC shall have the option and right to enforce any provision in this Agreement to a lesser or more limited extent than the Agreement provides, upon written notice to Employee.  The restrictions in this Agreement shall not apply if Employee has the express, prior written consent of UDC’s President to engage in the prohibited activity.  If any provision of this Agreement is declared to be void, invalid, illegal, unreasonable or overbroad by a court of competent jurisdiction, it is the parties’ intent that such provision be interpreted or modified in a manner so as to provide the greatest degree of protection for UDC.  Furthermore, any provision that a court of competent jurisdiction deems void, invalid, illegal, unreasonable or overbroad shall be deleted from this Agreement, and the remaining portions of this Agreement shall remain in full force and effect.

7. Miscellaneous.  This Agreement may not be modified unless agreed to in writing by Employee and UDC.  Any waiver of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision, or of a breach of any other provision of this Agreement.  This is the entire agreement of the parties and supersedes all prior and

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8. contemporaneous agreements, understandings, and representations of the parties pertaining to the subject matter set forth in this Agreement.  The provisions of this Agreement shall survive Employee’s separation of employment for any reason.  This Agreement shall be binding upon Employee’s heirs, executors, administrators and other legal representatives.  This agreement shall inure to the benefit of UDC’s successors and assigns.  Employee agrees that the validity, interpretation, construction, performance, breach and obligations of this Agreement will be governed by the internal laws of New Jersey and not by the laws of any other state, territory or country.  The parties agree that in the event of a dispute involving or controversy arising out of this Agreement, any lawsuit or action brought by either shall be commenced and maintained in a court of competent jurisdiction in the State of New Jersey.

EMPLOYEE ACKNOWLEDGES THAT HE OR SHE UNDERSTANDS, AGREES TO, AND ACCEPTS ALL OF THE TERMS OF THIS AGREEMENT.

Agreed and Accepted by Employee:

/s/ Janice K. Mahon	1/26/07
(Signature of Employee)	Date

Janice K. Mahon
(Employee’s Name)

(Employee’s Address)

Acknowledgment of receipt and acceptance by:

By: /s/ Sidney D. Rosenblatt

Name: Sidney D. Rosenblatt

Title: CFO

Date: 2/23/07

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